UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2016

MIRNA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37566	26-1824804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2150 Woodward Street, Suite 100
Austin, TX 78744
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (512) 901-0900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

On January 26, 2016, the Board of Directors (the “Board”) of Mirna Therapeutics, Inc. (“Mirna” or the “Company”) appointed Peter S. Greenleaf, effective March 1, 2016 (the “Effective Date”), to serve as a Class I director of the Company until the Company’s 2016 Annual Meeting of Stockholders, filling an existing vacancy.

Pursuant to, and in accordance with, the Company’s Non-Employee Director Compensation Program (the “Program”), on the Effective Date, Mr. Greenleaf shall be automatically granted an option to purchase 12,000 shares of common stock of the Company (the “Initial Grant”). The Initial Grant vests as to 1/3rd of the shares subject to the Initial Grant each year following the applicable grant date, subject to continued service through each applicable vesting date. Mr. Greenleaf will also be entitled to receive cash compensation and annual option grants in accordance with the Program, which will be pro-rated for his service in 2016. The Company also intends to enter into its standard form of indemnification agreement with Mr. Greenleaf.

A copy of the press release announcing the appointment of Mr. Greenleaf as a member of the Board is filed as Exhibit 99.1 to this Current Report.

Item 9.01           Financial Statements and Exhibits.

Exhibit
No.	Description
99.1	Press release dated February 1, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIRNA THERAPEUTICS, INC.

Date: February 1, 2016	By:	/s/ Jon Irvin
Jon Irvin
Vice President, Finance

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